Exhibit 10.3

ASSIGNMENT OF CONVERTIBLE NOTE

The undersigned, Erin Reusch, for good and valuable consideration, receipt of which is hereby acknowledged, hereby assigns to the parties listed below, all of its right, title and interest, in that certain Convertible Promissory Note, for an amount of Five Hundred Thirty Thousand Dollars ($530,000) dated from 01/02/2001 and ending on 08/01/2004, entered into for services and monies rendered on behalf of the Company by Robert Alick, executed by Energy Control Systems, Corp. and in such portions or percentages as set forth by the names of the repective assignees:

Assignee Name                      Amount Assigned

Robert S. Pearson                   100%

A facsimile transmission of the undersigned's signature shall be sufficient to serve as my assignment of the subject Convertible Promissory Note.

/s/Erin Reusch,
Erin Reusch,